Exhibit 10.2

AGREEMENT

This Agreement is entered into and effective this 18th day of July, 2008, by and between Cryo-Cell International, Inc. (the “Company”) and Mercedes Walton (the “Executive”).

RECITALS

A. The Company and the Executive entered into an Employment Agreement dated August 15, 2005 (the “Employment Agreement”) pursuant to which the Company agreed to provide certain specified compensation to the Executive.

B. The Company and the Executive entered into an Agreement dated July 16, 2007 that amended the terms of the Employment Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the Employment Agreement, as amended by the Agreement dated July 16, 2007, is referred to herein as the “Employment Agreement”).

C. The Company and the Executive desire to further amend the terms of the Employment Agreement to provide that the terms of the agreement will end on November 30 of each year, which will correspond with the Company’s fiscal year end.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree, and the Employment Agreement hereby is amended, as follows:

AMENDMENT

1. The first two sentences of the first paragraph of paragraph 1 of the Employment Agreement are deleted in their entirety and replaced with the following:

“On the terms and conditions set forth in this Agreement, the Company hereby employs the Executive for a period commencing on September 1, 2005, and expiring on November 30, 2008, (the “Initial Term”). The Initial Term shall be automatically extended for successive additional one-year periods (“Additional Employment Terms”) unless, at least sixty (60) days prior to the end of the Initial Term or an Additional Employment Term the Company or the Executive has notified the other in writing that the Agreement shall terminate at the end of the then current term.”

2. The parties agree that this Agreement amends the Employment Agreement and that, except as amended herein, the Employment Agreement shall remain unchanged and in full force and effect.

[Signature Page Follows]

[Signature Page to Agreement Amending Employment Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CRYO-CELL INTERNATIONAL, INC.

By:	/s/ Andrew J. Filipowski
Name:	Andrew J. Filipowski
Title:	Director

Mercedes Walton
Executive